Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form F-4 of our report dated January 14, 2021 relating to the consolidated financial statements and schedules of Moxian, Inc. as of September 30, 2020 and 2019, and for the years ended September 30, 2020 and 2019, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, May 28, 2021